UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2017

VISA INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999 San Francisco, California	94128-8999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 432-3200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On October 18, 2017, Visa Inc. (the “Company”), issued a press release announcing that on October 17, 2017, its board of directors declared a quarterly cash dividend in the aggregate amount of $0.195 per share of class A common stock (determined in the case of class B and C common stock and series B and C convertible participating preferred stock on an as-converted basis), payable on December 5, 2017, to all holders of record as of November 17, 2017.

In addition, the Company announced that on October 17, 2017, its board of directors approved the record date for the Company's 2018 Annual Meeting of Stockholders to be held on January 30, 2018. The Company's class A common stockholders at the close of business on December 1, 2017, the record date, will be entitled to vote at the 2018 Annual Meeting.

A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

99.1    Press Release issued by Visa Inc., dated October 18, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.

Date: October 18, 2017	By:	/s/ Vasant M. Prabhu
Vasant M. Prabhu Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by Visa Inc., dated October 18, 2017